Exhibit 10.31.1

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

TOWER INTERNATIONAL, INC.

This Stock Option Grant Agreement (the “Grant Agreement”) is made and entered into effective on the Date of Grant set forth in Exhibit A by and between Tower International, Inc., a Delaware corporation (the “Company”), and the individual named in Exhibit A hereto (the “Optionee”). For purposes of this Grant Agreement, the information referenced in Exhibit A shall be as provided to the Optionee electronically via the website made accessible to the Optionee to accept the terms and conditions of this Grant Agreement as set forth herein.

WHEREAS, the Company desires to provide the Optionee an incentive to participate in the success and growth of the Company through the opportunity to earn a proprietary interest in the Company; and

WHEREAS, to give effect to the foregoing intention, the Company desires to grant the Optionee an option pursuant to the Tower International, Inc. 2010 Equity Incentive Plan (the “Plan”) to acquire the Company’s common stock, par value $.01 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the parties hereto agree as follows:

1. Grant. The Company hereby grants the Optionee a Nonqualified Stock Option (the “Option”) to purchase up to the number of shares of Common Stock (the “Shares”) set forth in Exhibit A hereto at the exercise price per Share (the “Exercise Price”) set forth in Exhibit A, subject to the terms and conditions set forth herein and the provisions of the Plan, the terms of which are incorporated herein by reference. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings as set forth in the Plan. The Optionee agrees to be bound by the terms and conditions of the Plan, which are incorporated herein by reference and which control in case of any conflict with this Grant Agreement, except as otherwise specifically provided in the Plan.

2. Vesting. Except as otherwise provided in this Grant Agreement, this Option (to the extent not previously exercised) may be exercised, in whole or in part, on a cumulative basis, with respect to the Shares that have become “vested” in accordance with the following vesting schedule, provided that the Optionee remains in the “Continuous Service” (as defined below) of the Company or any of its Subsidiaries through the applicable vesting date:

Vesting Date	Number of Shares Subject to the Option that will become vested:
First annual anniversary of the Date of Grant	One-third of the total number of Shares set forth on Exhibit A
Second annual anniversary of the Date of Grant	One-third of the total number of Shares set forth on Exhibit A
Third annual anniversary of the Date of Grant	Remaining Shares set forth on Exhibit A

To the extent that a fractional number of shares become exercisable on any Vesting Date, the number of Shares with respect to which the Option may be exercised shall be rounded to the nearest whole number.

Notwithstanding the foregoing vesting schedule, this Option shall become immediately and fully vested and exercisable in the event that (i) the Optionee’s Continuous Service with the Company and/or its Subsidiaries terminates due to the Optionee’s death or Disability, or (ii) a Change in Control occurs while the Optionee is in the Continuous Service of the Company or any of its Subsidiaries.

Notwithstanding anything contained herein to the contrary, this Option may not be exercised with respect to any Shares on or after the earliest of (1) the date the Option terminates and is canceled in accordance with this Grant Agreement, (2) the expiration date set forth in Exhibit A (the “Expiration Date”), (3) the date on which the Optionee’s employment with the Company or any of its Subsidiaries is terminated for “Cause” (as defined below), or (4) the date that Optionee’s Continuous Service with the Company or any of its Subsidiaries terminates due to Optionee’s resignation or retirement that is not a “Qualifying Retirement” (as defined below).

For purposes of this Grant Agreement, the following terms shall have the assigned meanings:

(a) “Cause” means, as determined by the Company, (i) conviction of or plea of nolo contendere to a felony by Optionee; (ii) acts of dishonesty by Optionee resulting in personal gain or enrichment at the expense of the Company or its Subsidiaries or the affiliates of the Company and its Subsidiaries; (iii) conduct by Optionee in connection with his duties to the Company and/or its Subsidiaries that is fraudulent, unlawful or grossly negligent; (iv) engaging in inappropriate personal conduct by Optionee including, but not limited to, harassment discrimination, or the use or possession at work of any illegal controlled substance; (v) contravention of specific lawful direction from the Board or supervisor or continuing failure by Optionee to perform his duties to the Company or its Subsidiaries, or (vi) breach of any non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Optionee for the benefit of the Company or any of its Subsidiaries; provided, that, the Optionee shall have fifteen (15) days after notice from the Company to cure the deficiency leading to the Cause determination (except with respect to (i) above), if curable. A termination for “Cause” shall be effective immediately (or on such other date set forth by the Company). Notwithstanding the foregoing, if Optionee and the Company or any of its Subsidiaries have entered into an employment agreement, consulting agreement, advisory agreement or other similar agreement that specifically defines “cause,” then “Cause” shall have the meaning defined in that employment agreement, consulting agreement, advisory agreement or other agreement.

(b) “Continuous Service” means the absence of any interruption or termination of service as an employee, director, consultant, advisor or other individual service provider; provided, however, that periods of absence to the extent permitted by Company policies due to vacations, holidays, sick days, short term disability and other approved absences, will not be considered to be an interruption or termination of service hereunder. Changes in status between service as an employee, director, consultant, advisor or other individual service provider to the Company or any of its Subsidiaries will not constitute an interruption of service.

(c) “Qualifying Retirement” means Optionee’s retirement from Continuous Service with the Company and its Subsidiaries following Optionee’s attainment of age 65 or at a time when the Optionee’s combined age and years of Continuous Service with the Company and/or its Subsidiaries equals or exceeds 85. Optionee will be credited with a year of Continuous Service for each period of 365 days that Optionee is in the Continuous Service of the Company and/or its Subsidiaries.

3. Exercise Period Following Termination of Continuous Service. This Option, to the extent vested as of the date that Optionee’s Continuous Service with the Company and its Subsidiaries terminates, may be exercised for up to ninety (90) days following such termination of Optionee’s Continuous Service with the Company and its Subsidiaries; provided, however, that if Optionee’s Continuous Service terminates due to Optionee’s death or Disability, this Option may be exercised for up to twelve months following such termination of Optionee’s Continuous Service. To the extent not exercised within such period of time, the Option shall be canceled. Notwithstanding the foregoing, however, in no event may this Option be exercised later than the earlier of (i) the Expiration Date, (ii) the date that Optionee’s Continuous Service with the Company or any of its Subsidiaries is terminated for “Cause” (as defined above), or (iii) the date that Optionee’s Continuous Service with the Company or any of its Subsidiaries terminates due to Optionee’s resignation or retirement that is not a “Qualifying Retirement” (as defined above).

4. Method of Exercise. This Option is exercisable by delivery to the Company of an exercise notice (the “Exercise Notice”) in a form satisfactory to the Committee or by such other form or means as the Committee may permit or require (including via electronic means). Any Exercise Notice shall state or provide the number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and include such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price for the Exercised Shares in such manner as is expressly permitted by the Plan or the Exercise Price shall be furnished in such other manner as is acceptable to the Committee. Upon exercise of the Option by the Optionee and prior to the delivery of such Exercised Shares, the Company shall have the right to require the Optionee to satisfy applicable Federal and state tax income tax withholding requirements and the Optionee’s share of applicable employment withholding taxes in a method satisfactory to the Company. The Company will use commercially reasonable efforts to permit Optionee to make “cashless exercise” arrangements, to the extent permitted by applicable law, provided that the Company may require Optionee to utilize the services of a single broker selected by the Committee in connection with any cashless exercise. Notwithstanding the foregoing, no Exercised Shares shall be issued unless such exercise and issuance complies with the requirements relating to the administration of stock option plans and other applicable equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted, and the applicable laws of any foreign country or jurisdiction where stock grants or other applicable equity grants are made under the Plan; assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Shares.

5. Covenants Agreement. This Option shall be subject to forfeiture at the election of the Company in the event that the Optionee breaches any agreement between the Optionee and the Company with respect to noncompetition, nonsolicitation, assignment of inventions and contributions and/or nondisclosure obligations of the Optionee.

6. Taxes. By executing this Grant Agreement, Optionee acknowledges and agrees that Optionee is solely responsible for the satisfaction of any applicable taxes that may be imposed on Optionee that arise as a result of the grant, vesting or exercise of the Option (including without limitation any taxes arising under Section 409A of the Code (regarding deferred compensation) or Section 4999 of the Code (regarding golden parachute excise taxes), and that neither the Company nor the Committee shall have any obligation whatsoever to pay such taxes or otherwise indemnify or hold Optionee harmless from any or all of such taxes.

7. Non-Transferability of Option. Unless otherwise consented to in advance in writing by the Committee, this Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by the Optionee. The terms of the Plan and this Grant Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

8. Securities Matters. All Shares and Exercised Shares shall be subject to the restrictions on sale, encumbrance and other disposition provided by Federal or state law. The Company shall not be obligated to sell or issue any Shares or Exercised Shares pursuant to this Grant Agreement unless, on the date of sale and issuance thereof, such Shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), and all applicable state securities laws, or are exempt from registration thereunder. Regardless of whether the offering and sale of Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Shares (including the placement of appropriate legends on stock certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary in order to achieve compliance with the Securities Act or the securities laws of any state or any other law.

9. Investment Purpose. The Optionee represents and warrants that unless the Shares are registered under the Securities Act, any and all Shares acquired by the Optionee under this Grant Agreement will be acquired for investment for the Optionee’s own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act. The Optionee agrees not to sell, transfer or otherwise dispose of such Shares unless they are either (1) registered under the Securities Act and all applicable state securities laws, or (2) exempt from such registration in the opinion of Company counsel.

10. Lock-Up Agreement. The Optionee hereby agrees that in the event that the Optionee exercises this Option during a period in which any directors or officers of the Company have agreed with one or more underwriters not to sell securities of the Company, then, as a condition to such exercise, the Optionee shall enter into an agreement, in form and substance satisfactory to the Company, pursuant to which the Optionee shall agree to restrictions on transferability of the Shares comparable to the restrictions agreed upon by such directors or officers of the Company.

11. Other Plans. No amounts of income received by the Optionee pursuant to this Grant Agreement shall be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company or its subsidiaries, unless otherwise expressly provided in such plan.

12. No Guarantee of Continued Service. The Optionee acknowledges and agrees that the right to exercise the Option pursuant to the exercise schedule hereof is earned only by continuing employment or service with the Company and/or its Subsidiaries (and not through the act of being hired, being granted an option or purchasing shares hereunder). The Optionee further acknowledges and agrees that this Grant Agreement, the transactions contemplated hereunder and the exercise schedule set forth herein do not constitute an express or implied promise of continued employment or service for the exercise period or for any other period, and shall not interfere with the Optionee’s right or the right of the Company or its Subsidiaries to terminate the employment or service relationship at any time, with or without cause, subject to the terms of any written employment agreement that the Optionee may have entered into with the Company or any of its Subsidiaries.

13. Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Grant Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and the Optionee. In the event of any conflict between this Grant Agreement and the Plan, the Plan shall be controlling. This Grant Agreement shall be construed under the laws of the State of Delaware, without regard to conflict of laws principles.

14. Opportunity for Review. Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Grant Agreement. The Optionee has reviewed the Plan and this Grant Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Agreement and fully understands all provisions of the Plan and this Grant Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan and this Grant Agreement. The Optionee further agrees to notify the Company upon any change in the residence address indicated herein.

15. Electronic Acceptance. The Optionee shall be deemed to have accepted and agreed to the terms and conditions of this Agreement by accepting the Agreement by such electronic means as the Company may permit.

EXHIBIT A

TOWER INTERNATIONAL, INC.

STOCK OPTION GRANT AGREEMENT - NON-QUALIFIED STOCK OPTION

(a).	Optionee’s Name:

(b).	Optionee’s Social Security Number (last four digits only): xxx-xx-

(c).	Date of Grant:

(d).	Number of Shares Subject to the Option:

(e).	Exercise Price: $ per Share

(f).	Expiration Date: